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CONTACTS: Investor Relations      U.S. Media Relations    European Media Relations
Thor Erickson     Fred Roselli        Ros Hunt
+1 (678) 260-3110     +1 (678) 260-3421        +44 (0) 7528 251 022

COCA-COLA ENTERPRISES, INC.
WILL PRESENT AT CAGNY AND CAGE CONFERENCES

ATLANTA, February 2, 2016 - Coca-Cola Enterprises, Inc. (NYSE/Euronext Paris: CCE) announced today that Chairman and Chief Executive Officer John F. Brock, Chief Operating Officer Damian Gammell, and Chief Financial Officer Nik Jhangiani will present at the Consumer Analyst Group of New York (CAGNY) Conference in Boca Raton, Florida, Thursday, February 18, at 3:00 p.m. EST.
CCE also announced that on Tuesday, March 22, the company will present at the Consumer Analyst Group of Europe (CAGE) Conference in London at 1:15 p.m. EDT (5:15 p.m. GMT).
The public can access both presentations live via webcast through the company’s web site at www.cokecce.com.
Coca-Cola Enterprises, Inc. is the leading Western European marketer, producer, and distributor of nonalcoholic ready-to-drink beverages and one of the world’s largest independent Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. CCE operates with a local focus and has 17 manufacturing sites across Europe, where the company manufactures nearly 90 percent of its products in the markets in which they are consumed. Sustainability is core to CCE’s business, and the company has been recognized by leading organizations in North America and Europe for its progress in water use reduction, carbon

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footprint reduction, and recycling initiatives. For more information about CCE, please visit www.cokecce.com and follow the company on Twitter at @cokecce.
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